UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report April 24, 2019

Commission File Number: 001-37464

Cemtrex Inc.

(Exact name of small business issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

30-0399914

(IRS Employer Identification No.)

19 Engineers Lane, Farmingdale, New York 11735

(Address of principal executive offices)

(631) 756-9116

(Registrant’s Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 19, 2019 the Annual Meeting of Shareholders (the “Annual Meeting”) of Cemtrex Inc. (“Centrex” or the “Company”) was held. For more information about the proposals set forth, please see the Company’s 2018 Proxy Statement. On the record date of February 22, 2019 there were 14,505,131 shares of the Company’s common stock issued, outstanding and entitled to vote, 4,019,192 votes of the Company’s Series 1 Preferred Stock, and 14,650,182 votes of the Company’s Series A Preferred Stock held by Aron Govil, Executive Director of the Company, for a total of 33,1075,205 voting shares. At the Annual Meeting, a total of 30,335,626 voting shares (for a quorum of 91.44%) were represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the Annual Meeting.

Proposal 1 – Voting to elect five nominees to the Company’s Board of Directors (the “Board”) for a one-year term expiring at the next Annual Meeting of Shareholders, or until their successors are elected and qualified:

	Number of shares
Nominee	For	Abstain	Broker Non-votes
Saagar Govil	22,405,490	487,382	7,442,754
Aron Govil	22,377,688	515,184	7,442,754
Raju Panjwani	22,703,144	189,728	7,442,754
Sunny Patel	22,707,166	185,706	7,442,754
Mitodi Filipov	22,717,464	175,408	7,442,754

Each nominee was elected by the Company’s shareholders, consistent with the recommendation from the Board.

Proposal 2 - To approve an amendment to Cemtrex’s Certificate of Incorporation to increase the number of authorized share capital of Cemtrex from 30,000,000 shares to 50,000,000 shares

●	For: 29,599,489
●	Against: 3,577,916
●	Abstain: 158,221

Proposal 2 was approved by the Company’s shareholders, consistent with the recommendation from the Board.

Proposal 3 - Ratification of the Appointment of the Company’s Independent registered public accounting firm: Voting to ratify Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019:

●	For: 29,696,157
●	Against: 317,928
●	Abstain: 321,541

Proposal 3 was approved by the Company’s shareholders, consistent with the recommendation from the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cemtrex Inc.

Date: April 24, 2019
	By:	/s/ Saagar Govil
	Name:	Saagar Govil
	Title:	President, CEO & Chairman of the Board

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